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                                                                    EXHIBIT 12.1

SUMMIT PROPERTIES PARTNERSHIP, L.P.
CALCULATION OF RATIOS OF EARNINGS TO FIXED CHARGES
THREE MONTHS ENDED MARCH 31, 1998
(Dollars In Thousands)

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
Funds from operations before fixed charges:
   Income (loss) before extraordinary items                      $6,892
   Interest:
      Expense incurred                                            6,988
      Amortization of deferred financing costs                      310
                                                                =======
      Total                                                     $14,190
                                                                =======
Fixed charges:
   Interest expense                                             $ 6,988
   Interest capitalized                                           1,134
   Rental fixed charges                                              39
   Amortization of deferred financing costs                         310
                                                                =======
      Total                                                     $ 8,471
                                                                =======

Ratio of earnings to fixed charges                              $  1.68
                                                                =======
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